EXHIBIT (g)(1)(ix)

STERLING CAPITAL FUNDS

AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT is made as of [             ], 2013 between U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Custodian”), and Sterling Capital Funds, a Massachusetts business trust (the “Trust”).

RECITALS

WHEREAS, the Trust and the Custodian entered into the certain Custody Agreement, dated August 31, 2006 (as amended, supplemented or modified from time to time, the “Agreement”), pursuant to which the Custodian acts as custodian of the cash and securities of each series of the Trust listed on Exhibit C thereto; and

WHEREAS, in accordance with Section 14.2 of the Agreement, the Trust and the Custodian wish to amend the Amended and Restated Exhibit C;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereby agree as follows:

1.         Amendment.

Amended and Restated Exhibit C to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit C attached hereto.

2.         Miscellaneous.

(a)       Section headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(b)       This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

(c)       Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

(d)       Except as provided in this Amendment, the provisions of the Agreement remain unchanged and in full force and effect.

EXHIBIT (g)(1)(ix)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name: Michael R. McVoy Title: Senior Vice President

EXHIBIT (g)(1)(ix)

AMENDED AND RESTATED EXHIBIT C

to the

Custody Agreement between Sterling Capital Funds and U.S. Bank, N.A.

Fund Names - Separate Series of Sterling Capital Funds effective on or after [                     ], 2013

Name of Series	Date
Large Cap Value Diversified Fund	February 1, 2005

Mid Value Fund	February 1, 2005

Special Opportunities Fund	February 1, 2005

Equity Income Fund	February 1, 2005

Short Duration Bond Fund	February 1, 2005

Intermediate U.S. Government Fund	February 1, 2005

Total Return Bond Fund	February 1, 2005

Kentucky Intermediate Tax-Free Fund	February 1, 2005

Maryland Intermediate Tax-Free Fund	February 1, 2005

North Carolina Intermediate Tax-Free Fund	February 1, 2005

South Carolina Intermediate Tax-Free Fund	February 1, 2005

Virginia Intermediate Tax-Free Fund	February 1, 2005

West Virginia Intermediate Tax-Free Fund	February 1, 2005

Strategic Allocation Conservative Fund	February 1, 2005

Strategic Allocation Balanced Fund	February 1, 2005

Strategic Allocation Growth Fund	February 1, 2005

Small Cap Value Diversified Fund	August 21, 2006

Corporate Fund	On or after June 29, 2011

Securitized Opportunities Fund	On or after June 29, 2011

Ultra Short Bond Fund	On or after November 15, 2012

Long/Short Equity Fund	On or after [ ], 2013

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